UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 27, 2008
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 27, 2008, the general partner of Crosstex Energy, L.P. (the “Partnership”) executed Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007. The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between Crosstex Energy GP, L.P., the general partner of the Partnership (the “General Partner”), and the Partnership’s unitholders after a follow-on offering of Partnership units. The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the General Partner. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

3.1	—	Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., effective as of January 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P. By: Crosstex Energy GP, L.P., its General Partner By: Crosstex Energy GP, LLC, its General Partner
Date: March 28, 2008	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

3.1	—	Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., effective as of January 1, 2007.

4